Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147450 of Vulcan Materials Company on Form S-8 of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K/A of the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
June 30, 2008